Exhibit 99.4

Cummins American Corp. 800 Waukegan Road Glenview, Illinois 60025To vote by mail: Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided.To vote, mark boxes below in blue or black ink, as follows: ☒Keep this portion for your records Detach and return this portion onlyTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CUMMINS-AMERICAN CORP. The Board of Directors unanimously recommends you vote “FOR” Proposals 1 and 2: FOR AGAINST ABSTAIN1. To approve the Agreement and Plan of Merger, dated as of January 19, 2021, by and among First Busey Corporation, Energizer Acquisition Corp. and Cummins-American Corp. (the “merger proposal”).☐ ☐ ☐2. To approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger proposal.☐ ☐ ☐Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If the holder is a corporation, partnership, trust or other entity, please sign in full name of such entity, by an authorized officer, trustee or agent.Signature (Please sign within box) Date Signature of joint owner (Please sign within box) Date

CUMMINS-AMERICAN CORP.If you are a shareholder of record and if you plan to attend the special meeting of shareholders of Cummins-American Corp. (the “Company”), you must present a valid picture identification, or otherwise have your identity verified by the Company in accordance with measures adopted by the Board of Directors of the Company.SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints each of Paul A. Jones and John C. Diedrich as a proxy of the undersigned with full power of substitution, to vote all shares of Class A Common Stock and Class B Common Stock of Cummins-American Corp. (the “Company”) that the undersigned is entitled to vote at the special meeting of shareholders of the Company (the “special meeting”) to be held on May 17, 2021 at 4:00 pm, Central Time, or at any adjournments or postponements thereof, as indicated on the reverse side on Proposals 1 and 2. The special meeting will be held by videoconference through Webex, using the instructions provided to the undersigned together with this proxy card and the accompanying proxy statement/prospectus.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.Your vote is important. If you do not expect to attend the special meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose.Continued and to be signed on reverse side.